                                                                   EXHIBIT 10.15


                                                     POLICY NUMBER: BE 701 86 09

[AMERICAN INTERNATIONAL COMPANIES LOGO]

               CATASTROPHIC EQUITY PROTECTION INSURANCE AGREEMENT

/ / AIU Insurance Company               / / Illinois National Insurance Company
/ / American Global Insurance Company   / / National Union Fire Insurance Company of Pittsburgh. Pa.
/ / Granite State Insurance Company     / / National Union Fire Insurance Company of Louisiana
/ / New Hampshire Insurance Company     / / Birmingham Fire Insurance Company of Pennsylvania
/X/ American Home Assurance Company

                (each of the above being a capital stock company)
--------------------------------------------------------------------------------

                                  DECLARATIONS

ITEM 1.           NAMED INSURED:             Las Vegas Sands Inc. and Venetian
                                             Casino Resort LLC, the successor
                                             in interest and permitted
                                             assignee of Las Vegas Sands, Inc.

                  MAILING ADDRESS:           The Venetian Casino Resort
                                             3355 Las Vegas Boulevard South
                                             Las Vegas, Nevada 89109

ITEM 2.           POLICY PERIOD:             From: June 28, 2000 (12:01 A.M.
                                             at the address stated in Item 1.)
                                             To: SETTLEMENT or FINAL
                                             ADJUDICATION of all ACTIONS

ITEM 3.           RETENTION:                 See Clause #8. Retention

ITEM 4.           LIMIT OF LIABILITY         $80,000,000

ITEM 5.           PREMIUM:*

ITEM 6.           NAME AND ADDRESS OF INSURER ("Insurer"):
                  (This Insurance Agreement is issued only by the insurance
                    company indicated below.)

                  American Home Assurance Company
                  175 Water Street, 20th Floor
                  New York, New York 10038

IN WITNESS WHEREOF, the Insurer has caused this Insurance Agreement to be signed on the Declarations Page, by a duly authorized representative of the Insurer.

                                 /s/ Susan Rivera
                        --------------------------------
                            AUTHORIZED REPRESENTATIVE

* This information has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

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               CATASTROPHIC EQUITY PROTECTION INSURANCE AGREEMENT

                           (THE "INSURANCE AGREEMENT")

Words and phrases that appear in bold print have special meaning. See Clause #2, Definitions.

This Catastrophic Equity Protection Insurance Agreement is made and entered into as of the 28th day of June, 2000 by the NAMED INSURED and the Insurer.

WHEREAS, the NAMED INSURED wishes to limit the liability of the INSURED in connection with the ACTIONS; and,

NOW, THEREFORE, in consideration of the payment of premium as hereinafter stated in Clause #4, Premium, the INSURED and the Insurer agree as follows:

1.  INSURING AGREEMENT

    The Insurer shall pay on behalf of the INSURED all LOSS in excess of the Retention as set forth in Item 3 of the Declarations, arising out of or in connection with the ACTIONS.

2.  DEFINITIONS

    A. "ACTIONS" shall mean all state actions, foreign actions, federal actions, administrative proceedings, or arbitration proceedings, including any counterclaims, cross claims and third party claims alleged therein, and all appeals and remands thereof arising out of or in connection with, the PROJECT or the LIDO LETTER, pending against, or pursued by, the INSURED including but not limited to VENETIAN CASINO RESORT, LLC v. LEHRER McGOVERN BOVIS, INC. ET AL., in the United States District Court of Nevada (Case No. CV-S-99-0963-JBR-LRL) and IN RE VENETIAN LIEN LITIGATION AND ALL RELATED ACTIONS. in the District Court of Clark County, Nevada (Case No. A397391_ COMPLEX CASE
          LITIGATION: Dept. No. VII [LEAD CASE IN CONSOLIDATION PROCEEDINGS] Consolidated with Case Nos. A402342, A405878, A406126, A406590 and A407117).

    B. "ADVERTISEMENT" shall mean a paid broadcast, publication or telecast to the general public or specific market segments about your goods, products or services for the purpose of attracting customers or supporters.

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    C.    "ADVERTISING LIABILITY" shall mean injury, other than BODILY INJURY or
          PERSONAL INJURY, arising solely out of your ADVERTISEMENT as a result of one or more of the following offenses:
          1. slander or libel of a person or organization, or disparagement of a person's or organization's goods, products or services in your ADVERTISEMENT;
          2.   violation of a person's right of privacy in your ADVERTISEMENT;
          3. misappropriation of another's advertising idea in your ADVERTISEMENT; or
          4. infringement upon another's copyright, trademark or slogan in your ADVERTISEMENT.

    D. "BODILY INJURY" shall mean bodily injury, sickness, disability, or disease, including death resulting from any of these at any time. BODILY INJURY will also mean mental injury, mental anguish, humiliation or shock if directly resulting from bodily injury, sickness, disability or disease.

    E. "CLAIMS" shall mean all claims that could be asserted by or that have been made by or on behalf of the INSURED relative to the ACTIONS, including but not limited to affirmative actions made on behalf of the INSURED, against parties who may be liable or responsible for a LOSS.

    F. "DEFENSE COSTS" shall mean legal fees and expenses of counsel consented to by the Insurer, court costs (including premiums for any appeal bond, attachment bond or similar bond), expert witness fees and costs, and related costs which result from the investigation, adjustment, prosecution, defense and appeal of the ACTIONS, provided, however, "DEFENSE COSTS" shall not include the foregoing items actually incurred (whether or not billed) prior to the effective date of this INSURANCE AGREEMENT, salaries and other compensation and the expenses of any current, former or future directors, officers or employees of the INSURED.

    G. "FINAL ADJUDICATION" shall mean a judgment or binding arbitration award not or no longer subject to appeal.

    H. "GUARANTOR" shall mean Bovis, Inc. and Peninsular and Oriental Steam Navigation Company.

    I. "INSURED" shall mean the NAMED INSURED, its subsidiaries and affiliates and those of its current, former or future directors, officers and employees that have been or may be named as parties in one or more of the ACTIONS, and the successors by operation of law or otherwise of the foregoing parties.

    J. "LIDO LETTER" shall mean the letter of August 18, 1998, from Lido Casino Resort, LLC to Lehrer McGovern Bovis Inc. (hereinafter "LMB"), authorizing the reimbursement of up to $8,497,274 in costs related to Phase II construction.

    K.    "LOSS" shall mean:

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          1.   all sums owed by the INSURED to LMB for the performance of the work on the PROJECT, including costs for labor, lost profits, equipment, materials, supplies, services, overhead, general conditions and sums paid or to be paid by LMB to its trade contractors, subcontractors, vendors and/or suppliers for performance of the work on the PROJECT;
          2. all sums owed by the INSURED to LMB, its trade contractors, subcontractors, vendors and/or suppliers as a result of delays in the completion of the PROJECT or for costs proven to be incurred by LMB, its trade contractors, subcontractors, vendors and/or suppliers for disruptions to work on the PROJECT; inefficiencies in the performance of work on the PROJECT; lack of productivity in the utilization of labor resulting in unauthorized overtime and equipment on the PROJECT; or acceleration to the work on the PROJECT as represented by change orders agreed to or issued by the INSURED after the effective date of this INSURANCE AGREEMENT resulting from alleged schedule impact;
          3. all DEFENSE COSTS and expenses incurred in connection with the ACTIONS;
          4. all pre and post judgment interest, paid or due in connection with the ACTIONS, PROVIDED, further, that pre and post judgment interest shall be included in LOSS, without regard to the effective date of this INSURANCE AGREEMENT;
          5. all sums owed by the INSURED to LMB for any LIENS satisfied, settled or dismissed as a result of payments made by LMB to its trade contractors, subcontractors, vendors and/or suppliers;
          6.   all sums owed by the INSURED to LMB for any LIENS assigned to LMB from its trade contractors, subcontractors, vendors and/or suppliers;
          7. for purposes of calculating the Retention set forth in Item 3 of the Declarations only, LOSS shall include:
               a. all sums, other than delay and inefficiency damages and lost profits as described in Paragraphs 1 and 2 above, up to $36,500,000 owed by the INSURED for any LIENS in the ACTIONS other than those LIENS described in Paragraphs 5 and 6 above;
               b. all sums up to $8,497,274 owed by the INSURED to LMB arising out of or related to liability created by the LIDO LETTER; and
          8. all other sums owed by the INSURED to LMB, its trade contractors, subcontractors, vendors and/or suppliers for performance of the work on the PROJECT, except as excluded in this INSURANCE AGREEMENT (either by way of Definition, Exclusion or other clause of this INSURANCE AGREEMENT).

    L. "NAMED INSURED" shall mean the entity listed in Item 1 of the Declarations Page.

    M. "PERSONAL INJURY" shall mean injury arising out of your business, other than BODILY INJURY or ADVERTISING INJURY, caused by one or more of the following offenses:

          1.   false arrest, detention or imprisonment;
          2.   malicious prosecution;

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          3.   the wrongful eviction from, wrongful entry into, or invasion of the right of private occupancy of a room, dwelling or premises that a person occupies by or on behalf of its owner, landlord or lessor;
          4. oral, written or electronic publication of material that slanders or libels a person or organization, or disparages a person's or organization's goods, products or services;
          5. oral, written or electronic publication of material that violates a person's right of privacy; or
          6. discrimination or humiliation that results in injury to the feelings or reputation of a natural person, but only if such discrimination or humiliation is:
               a. not done intentionally by or at the direction of any INSURED; and
               b. not directly or indirectly related to the employment, prospective employment or termination of employment of any person or persons by any INSURED.

    N. "PROPERTY DAMAGE" shall mean physical injury to tangible property, including all resulting loss of use of that property other than loss of profits. All such loss of use shall be deemed to occur at the time of the physical injury that caused it.

    O. "PROJECT" shall mean construction of the first phase of the Venetian Hotel/Casino in Las Vegas, Neveda.

    P. "SETTLEMENT" shall mean the stipulated or agreed dismissal with prejudice of the ACTIONS.

3.  DEFENSE, SETTLEMENTS, JUDGMENTS

    The Insurer has the right and duty to defend the ACTIONS, and to assert CLAIMS as of the effective date of this INSURANCE AGREEMENT. The Insurer possesses the sole right and authority to select counsel and to direct, control and resolve all ACTIONS and CLAIMS. The Insurer will notify the NAMED INSURED in advance of any change in designated lead counsel. Weinberg, Wheeler, Hudgins, Gunn & Dial, LLC. Prior to settling or discontinuing any ACTION or CLAIM, including those on appeal, the Insurer must first obtain the consent of the NAMED INSURED, whose consent will not be unreasonably withheld. The Insurer shall pay on behalf of the INSURED all LOSS in excess of the Retention set forth in Item 3 of the Declarations, arising out of or in connection with the ACTIONS, in accordance with the payment terms set forth in any applicable settlement agreement or by court order. The Insurer will provide regular updates, not less than quarterly, to the NAMED INSURED regarding the status of the ACTIONS and CLAIMS, including but not limited to updates regarding material issues, significant or substantive filings, strategies or deadlines associated with defense of ACTIONS or prosecution of CLAIMS. The Insurer will provide the NAMED INSURED with copies of all pleadings not previously forwarded.

    The Insurer shall use its best efforts to vigorously pursue ACTIONS or CLAIMS by the INSURED to maximize the amount of damages to which the INSURED is entitled, including but not limited to, as appropriate:

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    1.    filing appeals;
    2.    pursuing the GUARANTORS in Nevada or other jurisdictions;
    3.    pursuing LOSS covered by the Retention;
    4.    pursuing CLAIMS; and
    5. pursuing recovery for punitive, exemplary damages, fines, penalties and treble damages to which the INSURED is or may be entitled to in connection with the Actions.

    The INSURED and the Insurer shall maintain the confidentiality of the issuance and provisions of this insurance to the extent permitted by law and except to the extent disclosure hereof is necessary to enforce the provisions hereof. The INSURED and the Insurer shall not, and shall cause counsel not to, issue any press release or make any statements relating to the ACTIONS without the prior written consent of either party (provided that this clause shall not prohibit the INSURED and the Insurer from disclosing information about any or all the ACTIONS or the insurance if legally required to do so, including under applicable Federal or state securities laws).

4.  PREMIUM

    This INSURANCE AGREEMENT is a binding agreement of the parties effective upon the payment of the premium set forth in this Clause #4.

    The premium is fully earned upon the effective date of this INSURANCE AGREEMENT but shall be subject to final adjustment as set forth below in Clause #5, Good Experience Credit.

    This INSURANCE AGREEMENT shall be non-cancelable by the INSURED or the Insurer except for nonpayment of the premium.

5.  GOOD EXPERIENCE CREDIT

    Upon SETTLEMENT or FINAL ADJUDICATION of the ACTIONS and CLAIMS, the INSURED shall be entitled to a "GOOD EXPERIENCE CREDIT". Such GOOD EXPERIENCE CREDIT shall be calculated upon the NET RECOVERY (as herein defined) to the INSURED in accordance with the following schedule:

    Net Recovery to Insured                            Good Experience Credit
    -----------------------                            ----------------------
    $1  to $5,000,000                                  70% of Premium
    $5,000,001 to $10,000,000                          60% of Premium
    $10,000,001 to $ 15,000,000                        50% of Premium
    $15,000,001  to $20,000,000                        40% of Premium
    Greater than $20,000,000                           No credit applied

    Any and all monies paid to the INSURED in connection with the ACTIONS or CLAIMS, including but not limited to monies placed in the joint escrow account pursuant to Clause #11, Escrow Account, shall be considered a recovery by the INSURED. Moreover, any monies paid to the INSURED as a result of CLAIMS shall be considered a recovery by the INSURED. Upon SETTLEMENT or FINAL ADJUDICATION of all ACTIONS and CLAIMS, including the exhaustion of any and all rights of appeal, such recovery by the INSURED shall be first paid to the Insurer for reimbursement of any LOSS incurred by the Insurer in connection with the ACTIONS or CLAIMS. To the extent that any recovery by the INSURED shall exceed the sum of the LOSS incurred by the Insurer, the INSURED shall be entitled to be paid the difference. Such difference is considered the "NET RECOVERY" to the INSURED for purposes of calculating the GOOD EXPERIENCE CREDIT hereunder.

    The NAMED INSURED, with the written consent of the Insurer, whose consent shall not be unreasonably withheld, may commute this INSURANCE AGREEMENT pursuant to a full release of the Insurer's liabilities with respect to this INSURANCE AGREEMENT. In the event of a commutation, the GOOD EXPERIENCE CREDIT and any NET RECOVERY held in escrow pursuant to Clause #11, Escrow Account, shall be paid to the NAMED INSURED. In the event of commutation, the provisions of Clauses #4, Premium, and #5, Good Experience Credit, shall remain in force.

    For purposes of the INSURED, such GOOD EXPERIENCE CREDIT shall be considered return premium. For purposes of the Insurer, such GOOD EXPERIENCE CREDIT shall be considered part of LOSS; however, such classification of the GOOD EXPERIENCE CREDIT as a part of LOSS shall have no bearing on the calculation of the Retention, Limit of Liability, NET RECOVERY or GOOD EXPERIENCE CREDIT.

    Any payments owed to the NAMED INSURED pursuant to this Clause #5, shall be paid to the NAMED INSURED within 45 days of commutation as provided herein.

6.  LIMIT OF LIABILITY (FOR ALL LOSS - INCLUDING DEFENSE COSTS)

    The Limit of Liability stated in Item 4 of the Declarations is the limit of the Insurer's liability for all LOSS arising out of the ACTIONS.

    DEFENSE COSTS are not payable by the Insurer in addition to the limit of Liability. DEFENSE COSTS are part of LOSS and as such are subject to the Limit of Liability for LOSS.

7.  EXCLUSIONS

    A.    For other than the purpose of satisfying the Retention as set forth in
          Item 3 of the Declarations, this INSURANCE AGREEMENT shall not cover any sums determined to be owed by LMB or the INSURED or the INSURED's Lien Bond Surety(ies) to trade contractors, subcontractors, vendors and/or suppliers to the extent that such sums are

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          within the scope of a notice of lien filed pursuant to the Nevada
          Mechanic's Lien Statute, NRSA 108.221 - 108.246 (herein referred to as the "LIENS") in the ACTIONS.

          However, this exclusion does not apply to sums awarded for lost profits as described in Paragraph 1 of the definition of Loss, sums awarded for delay and inefficiency damages as described in Paragraph 2 of the definition of LOSS, or to any LIENS satisfied, settled or dismissed as a result of payments made by LMB to its trade contractors, subcontractors, vendors and/or suppliers, or to LIENS assigned to LMB from its trade contractors, subcontractors, vendors and/or suppliers.

    B. This INSURANCE AGREEMENT shall not cover any sums owned or paid by the INSURED to trade contractors, subcontractors, vendors and/or suppliers; other than LMB, its trade contractors, subcontractors, vendors and/or suppliers, for work performed or to be performed on, or material and equipment supplied or to be supplied to, the PROJECT.

    C.    This INSURANCE AGREEMENT shall not cover:

          1. any LOSS paid by the INSURED prior to the effective date of this INSURANCE AGREEMENT.

          2. any LOSS (whether paid prior to the effective date of this INSURANCE AGREEMENT or requiring future payment) arising out of any agreements, arrangements or the like made by the INSURED to settle, compromise or dispose of any ACTION or CLAIM prior to the effective date of this INSURANCE AGREEMENT.

    D.    For other than the purpose of satisfying the Retention as set forth in
          Item 3 of the Declarations, this INSURANCE AGREEMENT shall not cover any sums arising out of or related to liability created by the LIDO LETTER.

    E. This INSURANCE AGREEMENT shall not cover BODILY INJURY, PROPERTY DAMAGE, ADVERTISING LIABILITY AND PERSONAL INJURY, including LOSS assumed by contract for any of the foregoing.

    F. This INSURANCE AGREEMENT shall not cover punitive or exemplary damages, fines, penalties and or treble damages.

8.  RETENTION

    This INSURANCE AGREEMENT shall not apply to:

    (i) any LOSS paid by the INSURED prior to the effective date of this INSURANCE AGREEMENT;

    (ii) any LOSS (whether paid prior to the effective date of this INSURANCE AGREEMENT or requiring future payment) arising out of any agreements, arrangements or the like made by the INSURED to settle, compromise or dispose of any ACTION or CLAIM prior to the effective date of this INSURANCE AGREEMENT;

    (iii) the first $45,000,000 of LOSS.

    Such Retention shall be borne by the INSURED and remain uninsured.

    For purposes of calculating the Retention as set forth in Item 3 of the Declarations only, LOSS shall include:

          a. all sums, other than delay and inefficiency damages and lost profits as described in Paragraphs 1 and 2 of the definition of LOSS, up to $36,500,000 owed by the INSURED for any Liens in the ACTIONS other than those described in Paragraphs 5 and 6 of the definition of LOSS; b. all sums up to $8,497,274 owed by the INSURED to LMB arising out of or related to liability created by the LIDO LETTER.

    For purposes of calculating the Retention as set forth in Item 3 of the Declarations, all DEFENSE COSTS incurred by the Insurer in connection with the ACTIONS shall not be included in LOSS.

9.  PRIORITY OF PAYMENT IN DETERMINATION OF FULFILLMENT OF THE RETENTION

    Regardless of the actual order in which payments are made by the INSURED or the Insurer, the Insurer will apply such payments in the following order to determine satisfaction of the Retention as set forth in Item 3 of the
    Declarations:

    1. LOSS as described in Paragraph 7 of the definition of LOSS ("PARAGRAPH 7 LOSS"); and then,
    2.         all other LOSS.

    Every time a LOSS payment is made, by either the INSURED or the Insurer, the Insurer shall recalculate the satisfaction of the Retention hereunder and the amount of LOSS payable hereunder in excess of the Retention in accordance with the above.

    If the INSURED becomes obligated to pay PARAGRAPH 7 LOSS after the INSURED has paid LOSS equal to $45,000,000, then the Insurer shall recalculate the satisfaction of the Retention hereunder, treating such PARAGRAPH 7 LOSS as paid by the INSURED, and any amount of LOSS payable hereunder in excess of the Retention will be paid on behalf of the INSURED in accordance with the payment terms set forth in any applicable settlement agreement or by court order.

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

    Alternatively, if the INSURED pays PARAGRAPH 7 LOSS after the INSURED has paid LOSS equal to $45,000,000, then the Insurer shall recalculate the satisfaction of the Retention hereunder, and any amount then considered to be LOSS payable hereunder in excess of the Retention will be paid to the NAMED INSURED within 45 days of the PARAGRAPH 7 LOSS that triggered the recalculation.

10. SUBROGATION

    In the event of any payment of LOSS under this Insurance Agreement, the INSURED shall, and shall cause the defendants in the ACTIONS to: (i) assign to the Insurer all of their respective rights of recovery against any other person or entity for LOSS incurred by the defendants arising out of the ACTIONS, and (ii) execute all papers required and do everything that may be necessary to secure such rights, including but not limited to the execution of such documents necessary to enable the Insurer to effectively bring suit in the name of such defendants. Notwithstanding anything in this Insurance Agreement to the contrary, the Insurer shall not be entitled to any rights of recovery against any or all of the INSURED or any of its respective directors, officers, partners, employees or affiliates, directly or indirectly.

11. ESCROW ACCOUNT

    Any monies which are paid to the INSURED, arising out of or in connection with the ACTIONS or CLAIMS, shall be placed in an escrow account in a bank which is a member of the Federal Reserve System which has total assets of at least $500 million and short-term deposit rating of at least P-1 (Moody's) or A-1 (Standard & Poor's) jointly held by the INSURED and Insurer until SETTLEMENT or FINAL ADJUDICATION of all ACTIONS and CLAIMS. The INSURED and the Insurer shall have no vested interest in the monies until the conclusion of all ACTIONS and CLAIMS, and the funds shall not be subject to attachment by creditors of the INSURED and the Insurer. Such funds held in escrow in accordance with this clause shall be disbursed upon SETTLEMENT or FINAL ADJUDICATION of all ACTIONS and CLAIMS pursuant to Clause #5, Good Experience Credit, of this INSURANCE AGREEMENT. Earnings on the funds held in escrow shall be paid to the INSURED. This clause shall be subject to a mutually agreeable escrow agreement between the NAMED INSURED and the Insurer.

12. ASSIGNMENT

    Neither this INSURANCE AGREEMENT nor any of the rights or obligations hereunder are assignable by either party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. In the event that the Insurer does not respond to the request for assignment within 10 business days, the Insurer will be deemed to have consented to the assignment. The rights hereunder shall inure only to the benefit of the

    NAMED INSURED and the Insurer, and no other person or entity shall be deemed a beneficiary thereof.

13. BANKRUPTCY OR INSOLVENCY

    The INSURED'S bankruptcy, insolvency or inability to pay, will not relieve the Insurer from payment of any LOSS covered by this INSURANCE AGREEMENT. But under no circumstances will such bankruptcy, insolvency or inability to pay require the Insurer to drop down and replace the Retention as set forth in Item #3 of the Declarations or assume any obligation within the Retention as set forth in Item #3 of the Declarations.

14. OTHER INSURANCE

    If other valid and collectable insurance applies to a LOSS that is also covered by this INSURANCE AGREEMENT, then this INSURANCE AGREEMENT will apply excess of the other insurance. However, this provision will not apply if the other insurance is specifically written to be excess of this INSURANCE AGREEMENT.

15. COOPERATION

    The INSURED must:

          (a) immediately send the Insurer copies of any demands, notices, summonses or legal papers received in connection with the ACTIONS or CLAIMS;
          (b)  authorize the Insurer to obtain records and other information;
          (c) cooperate with the Insurer in the investigation, settlement or defense of the ACTIONS or CLAIMS; and,
          (d) assist the Insurer, upon its request, in the enforcement of any right against any person or organization which may be liable to the INSURED for LOSS to which this INSURANCE AGREEMENT may also apply.

    No INSURED will, except at its own cost, voluntarily make a payment, assume any obligation, or incur any expense, related to the ACTIONS, without the Insurer's consent.

16. MISCELLANEOUS

    The descriptions in the headings of this INSURANCE AGREEMENT are solely for convenience, and form no part of the terms and conditions of coverage. This INSURANCE AGREEMENT is the entire agreement between the parties with respect to its subject matter, and supersedes any prior oral or written communications between the parties, including without limitation any term sheet or binder agreement. This INSURANCE AGREEMENT may only be amended in writing signed by both parties.

17. NOTICES

    All notices under this INSURANCE AGREEMENT shall be in writing and delivered by hand, sent by overnight courier or sent by telecopier to the following persons:

    FOR THE INSURER:

    Chuck Stauber
    AIG Technical Services, Inc.
    175 Water Street
    22th Floor
    New York, NY 10038
    Tel: (212) 458-5762
    Fax: (212) 458-5776

    FOR THE NAMED INSURED:

    David Friedman
    Assistant to the Chairman of the Board
    Venetian Casino Resort LLC
    Corporate Offices
    3355 Las Vegas Boulevard South
    Las Vegas, Nevada 89109
    Tel: (702) 733-5395
    Fax: (702) 733-5758

IN WITNESS WHEREOF, the INSURED and the Insurer have caused this INSURANCE AGREEMENT to be signed by, in the case of the INSURED, its President and, in the case of the Insurer, its President.

                        Las Vegas Sands Inc. and Venetian Casino Resort LLC

                        By /s/ David Friedman
                          ----------------------------------------

                                    Assistant to the Chairman of the Board


                        American Home Assurance Company

                        By /s/ Susan Rivera
                          ----------------------------------------
                                    President

/s/ [ILLEGIBLE]

AON Risk Services Inc of NV
2300 W. Sahara #560
Las Vegas NV 89102

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